Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2011 with respect to the consolidated financial statements of Capital Bank Corporation as of and for the year ended December 31, 2010 contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

December 23, 2011